Exhibit 10.1

AGREEMENT

IN CONSIDERATION OF Betty Sytner advancing funds necessary for our operations, Infinity Oil and Gas Company agrees to reimburse Ms. Sytner for said advances from the proceeds of the Company's public offering up to $20,000.00.  In the event advances exceed the sum of $20,000.00, Betty Sytner agrees to that moneys advanced in excess of $20,000.00 will only be repaid from revenues from operations.

DATED:   September 30, 2012.

INFINITY OIL AND GAS COMPANY

BY:	EILEEN FRIEDMAN
Eileen Friedman, Secretary

BETTY SYTNER
BETTY SYTNER